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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

                Date of Report:  January 30, 1996
                (Date of earliest event reported)


                 MEDICAL ACTION INDUSTRIES INC.
     (Exact name of registrant as specified in its charter)




Delaware                      0-13251             11-2421849
(State or other               (Commission         (IRS Employer
jurisdiction of                File Number)        Identification
incorporation)                                     Number)




150 Motor Parkway, Hauppauge, New York            11788
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number
including area code                          (516) 231-4600


(Former name or former address, if changed since last report.)

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Item 2.   Acquisition or Disposition of Assets.


          On January 30, 1996, Registrant's wholly-owned subsidiary, SBW Acquisition Corp. ("Acquisition"), pursuant to a Purchase Agreement among Lawson Mardon Medical Products, Inc.

("Lawson Mardon" or "SBW"), Lawson Mardon Medical Products, a trading division of Lawson Mardon Packaging UK Ltd. ("LM Whitehaven"), Registrant and Acquisition, acquired certain assets relating to the sterilization packaging, monitoring and contamination control products business of Lawson Mardon.
     The purchase price for the acquired assets consisted of $25,000 in cash (which was paid at closing) and a Promissory Note in the amount of $855,793, which is payable in four (4) equal monthly installments commencing on March 1, 1996, subject, however, to reduction depending on the actual collections by the Registrant of the purchased accounts receivable. In addition, Registrant agreed to purchase approximately $527,000 of SBW inventory on a consignment basis through August 1, 1996 and is required to purchase substantially all remaining unsold inventory at that time.
     The assets acquired included customer lists, accounts receivable, inventory, office equipment and furniture used to distribute Lawson Mardon's products, including heat seal pouches, multi-pouch reels, heat seal reels, self-seal pouches, gussetted heat seal pouches, sterilization monitors, autoclave indicator tape, sterility maintenance covers - self seal, sterility maintenance covers - heat seal, autoclavable bags for steam

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sterilization with indicator, bio hazard red collection bags and laboratory transport bags (hereinafter the "Products").
     The Products were manufactured for Lawson Mardon by an affiliated corporation in the United Kingdom, Lawson Mardon Packaging UK Ltd., which has agreed, pursuant to a separate Supply Agreement, to provide Registrant finished goods for a one year period commencing on the date of closing and thereafter for an additional two year period the raw materials that are required to allow Registrant to manufacture the Products in its facility in Asheville, North Carolina.
     None of the office equipment acquired by Acquisition is utilized in the manufacture of the Products or constitutes plant equipment.
     The Registrant utilized the funds available under its Third Amended and Restated Revolving Credit Note and Agreement (the "Loan Agreement") with European American Bank to satisfy the cash portion of the purchase price. The funds provided under the Loan Agreement were made in the ordinary course of business.
Item 7.   Financial Statements, Pro Forma Financial
          Information and Exhibits
          (a)  Financial Statements of Business Acquired.
               In accordance herewith, the Registrant is not required to file the financial statements of the business acquired.

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          (b)  Pro Forma Financial Statements.
               In accordance herewith, the Registrant is not required to furnish pro forma financial information relative to the acquired business.
          (c)  Exhibits.
               (2)  Purchase Agreement dated as of January 30, 1996

among Lawson Mardon Medical Products, Inc., Lawson Mardon Medical Products, a trading division of Lawson Mardon Packaging UK Ltd., Registrant and SBW Acquisition Corp.
               (10) Supply Agreement dated January 30, 1996 between Lawson Mardon Medical Products, a trading division of Lawson Mardon Packaging UK Ltd. and Registrant.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              MEDICAL ACTION INDUSTRIES INC.



                              By:      /s/ Richard G. Satin
                                   -------------------------------
                                   Richard G. Satin, Vice President
                                   (Principal Accounting Officer)



Dated:    February 6, 1996